EXHIBIT 99.1

Oaktree Asset-Backed Finance Fund Closes at $2 Billion

Inaugural close highlights strong institutional demand for asset-backed finance solutions

NEW YORK, Oct. 01, 2026 (GLOBE NEWSWIRE) -- Brookfield today announced the final close of Oaktree’s Asset-Backed Finance Fund (“ABF I”) with $2 billion of commitments across the Fund and related investment vehicles, achieving its target fundraise. The Fund attracted a globally diversified base of institutional investors, including U.S. public pension plans and sovereign wealth funds, reflecting strong institutional demand for asset-backed finance solutions. The achievement is in addition to the success of Oaktree’s Asset-Backed vehicle focused on private wealth investors.

Brendan Beer, Oaktree Managing Director and Portfolio Manager, said, "As the private asset-backed market grows, its sheer variety across sectors, structures and risk/return makes the market difficult to navigate. We see that as opportunity, giving us real freedom to pursue the best relative value. Our approach is simple: survey a very broad market for less-crowded lending opportunities, and subject them to Oaktree’s critical eye. The partnership with Brookfield has supercharged our proprietary sourcing and added differentiated perspectives to our investment decisions.”

Oaktree’s ABF strategy focuses on providing flexible capital solutions to originators across a range of sectors including equipment leasing, transportation, consumer, real estate and infrastructure. The close of ABF I builds on Oaktree's more than two decades of experience in asset-backed finance. Across the broader ABF platform, Oaktree has invested more than $19 billion and developed relationships with hundreds of third-party originators.

ABF I’s final close builds on Brookfield’s longstanding partnership with Oaktree, which dates back to 2019. Now as an integrated business, the strategy benefits from deeper sourcing and underwriting expertise, harnessing Brookfield’s global scale and extensive operating platform. ABF I is complementary to Brookfield’s broader asset-based finance platform, which totals more than $60B and provides differentiated access to opportunities including specialty finance, residential non-qualified mortgages, aviation lending, music royalties, fund finance and digital infrastructure leases.

About Brookfield

Brookfield is a leading global investment firm, headquartered in New York, with more than $1 trillion in assets under management. The firm owns and operates high-quality businesses and real assets that provide essential services and form the backbone of the global economy. Brookfield invests on behalf of institutions and individuals around the world across infrastructure, energy, private equity, real estate, and credit. With more than a century of operating experience and a global presence in over 50 countries, Brookfield deploys long-term capital to generate sustainable value for its clients and shareholders. Brookfield Corporation (NYSE: BN, TSX: BN) and Brookfield Asset Management (NYSE: BAM, TSX: BAM) are publicly traded in New York and Toronto.

For more information, please visit our website at www.brookfield.com.

About Oaktree

As a part of Brookfield’s $416 billion credit platform, Oaktree is a premier global credit manager emphasizing an opportunistic, value-oriented, and risk-controlled approach to investing across credit, equity, and real estate. To learn more about our global business and investment ethos, please visit Oaktree’s website at www.oaktreecapital.com.

Brookfield Media: Rachel Wood Tel: (980) 428-3539 Email: rachel.wood@brookfield.com	Brookfield Investor Relations: Jason Fooks Tel: (212) 417-2442 Email: jason.fooks@brookfield.com

Notice to Readers

This press release contains “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of other relevant securities legislation, including applicable securities laws in Canada, which reflect our current views with respect to, among other things, our operations and financial performance (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this press release include statements referring to the expected opportunities in the asset-backed finance market, ABF I’s investment strategy and activities, and the expected benefits resulting from the integration of Brookfield and Oaktree.

Although Brookfield believes that such forward-looking statements are based upon reasonable estimates, beliefs and assumptions, certain factors, risks and uncertainties, which are described from time to time in our documents filed with the securities regulators in the United States and Canada, not presently known to Brookfield or that that Brookfield currently believes are not material, could cause actual results or events to differ materially from those contemplated or implied by forward-looking statements.

Readers are urged to consider these risks, as well as other uncertainties, factors and assumptions carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements, which are based only on information available to Brookfield as of the date of this press release. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements, whether written or oral, that may be as a result of new information, future events or otherwise.